UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2008

PATIENT ACCESS SOLUTIONS, INC.

(Exact name of registrant as specified in this charter)

NEVADA	333-143694	98-0550407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Marcus Blvd. Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (631) 233-3707

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – Unregistered Sale Of Equity Securities.

On June 30, 2008, in reliance upon the exemption provided by Sections 4(2) and 4(6) under the Securities Act of 1933, as amended and on Regulation S under the Securities Act of 1933, as amended, the Company closed on private placement of securities with a group of private investors (“Investors”). The Company accepted funds for a subscription for securities for an aggregate of $2,052,900. After deducting commissions and other costs of the offering of $340,000, the Company received proceeds of $1,712,900. The financing consisted of two components: (a) shares of Company common stock in the aggregate amount of 4,105,800 shares of common stock (the “Common Stock”) and (b) Warrants to purchase registered in the name of each Investor. The Investors received three-year Common Stock purchase warrants to purchase an aggregate of 4,105,800 shares of Common Stock, exercisable at a price of $1.00 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Patient Access Solutions, Inc.
Date: July 3, 2008.
	By	/s/ Bruce Weitzberg
Bruce Weitzberg
Chief Executive Officer